Exhibit 99.1

EZCORP Announces First Quarter Fiscal 2016 Results
Pawn loans outstanding ("PLO") up 6% on a constant currency basis1 (5% on a GAAP basis)
Same store PLO up 3% on a constant currency basis1 (2% on a GAAP basis)
Quality loan growth based on consistent redemption rate and increasing portfolio yield
Strong merchandise margin expansion to 39%, a 500 basis point increase YOY
Annualized return on pawn earning assets increased to 151%, a 900 basis point increase YOY
Reviewing strategic options for Grupo Finmart, to be completed by end of Q3FY16
Austin, Texas (February 8, 2016) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn loans in the United States and Mexico and consumer loans in Mexico, today announced results for its first quarter ended December 31, 2015.
CEO COMMENTARY AND OUTLOOK
Stuart Grimshaw, EZCORP’s Chief Executive Officer, said, “In July 2015, we announced significant strategic changes in our company’s direction which included a refocus on our pawn operations in both the United States and Mexico. With the goal of increasing both our market share and efficiency, our stated path to making that a reality was to serve and satisfy our customers beyond their expectations. This quarter’s results reflect encouraging progress in meeting those expectations with growth in our customer transactions as well as the expansion in our portfolio of pawn loans, while improving the return on investment on our earning assets.”
Mr. Grimshaw continued, “Today, we also announced that we are undertaking a strategic review of Grupo Finmart. Clearly we are disappointed in the financial performance, which is affected by changes in the industry dynamics as well as the business environment over the past several quarters. With a view to maximizing our long term shareholder value, initiatives are underway for the short term while the longer term strategic options are being evaluated.”
1Note: In addition to the financial information prepared in conformity with U.S. generally accepted accounting principles ("GAAP"), we provide certain other non-GAAP financial information such as constant currency results ("constant currency") where indicated. The average Mexican peso to U.S. dollar exchange rate as of December 31, 2015 was 17.3 to 1, compared to 14.7 to 1 in the prior year. The average Mexican peso to U.S. dollar exchange rate for the current three-month period ended December 31, 2015 was 16.8 to 1, compared to 13.9 to 1 in the comparable prior-year period. See additional information at the end of this release regarding non-GAAP financial measures.
CONSOLIDATED RESULTS

•
For the quarter ended December 31, 2015, net loss from continuing operations attributable to EZCORP was $7.2 million (-$0.13 per share), compared to net income of $4.7 million ($0.09 per share) in the prior-year quarter. This year-over-year difference reflects continued improvement in our U.S. and Mexico pawn businesses (as discussed below) that was more than offset by continued challenges in Grupo Finmart.

•
Total revenues for the quarter were $198.5 million, 7% lower than the prior-year quarter, primarily due to lower scrapping revenues and lower consumer loan fees and interest income in Grupo Finmart. On a constant currency basis, total revenues were 3% lower year-over-year.

•
Net revenues for the quarter were $111.5 million, a 5% decrease from the prior-year quarter, reflecting an increase in bad debt reserves discussed below. On a constant currency basis, net revenues decreased 2%.

•
Operating expenses increased 19% on a constant currency basis (14% on a GAAP basis) reflecting costs associated with the prior-period restatements, restructuring, reversal of stock compensation costs in the prior-year quarter as a result of forfeitures, and store-level bonus programs during fiscal 2016 to better incentivize performance.

•
Annualized return on pawn earning assets (defined as average annual merchandise and scrap sales gross profit and pawn service charges ("PSC") yield on pawn loans and inventory balances outstanding) increased to 151% in the current quarter versus 142% in the prior-year quarter.

OPERATING METRICS
U.S. Pawn

•	Core pawn revenue increased 3% YOY driven by growth in PSC and merchandise sales.

•	We posted our first same store PLO growth since Q4FY14: up 0.5% YOY in the December 2015 quarter, an improvement from -6% YOY in the September 2015 quarter, and -11% YOY in the June 2015 quarter.

•	Quality loan growth continued with PLO increasing 4%.

•	Strong merchandise gross margin expansion to 40% from 34%.

•	Aged inventory reduction to 11% of total inventory from 16%.
Mexico Pawn

•
Core pawn revenue increased 8% YOY on a constant currency basis (11% decrease on a GAAP basis), primarily driven by 22% growth in PSC revenue on a constant currency basis (1% increase on a GAAP basis).

•
Same store PLO increased 34% on a constant currency basis (14% increase on a GAAP basis), the sixth consecutive quarter with double-digit same store loan growth on a constant currency basis (same store YOY loan growth has both increased and decreased on a GAAP basis over the same periods).

•	Strong merchandise margin expansion to 35% from 31%.

•	Aged inventory reduction to 3% of total inventory from 16%.
Grupo Finmart

•
Segment loss of $19.5 million on a constant currency basis ($16.9 million on a GAAP basis) compared to a segment loss of $8.2 million on a GAAP basis in the prior-year quarter. The increase in the segment loss was primarily attributable to an 87% increase on a constant currency basis (55% increase on a GAAP basis) in bad debt expense, driven predominately by industry-wide delays in payment timing.

•
We reserve for a loan at 100% of principal and accrued interest if no payment is received within a consecutive 180-day period. The bad debt expense included $2.1 million received in collections in the current quarter on loans that were fully reserved.

•	In response to the payment and collections challenges, we are refocusing our operations on higher quality, shorter term loans with the lowest risk convenios.

•
Operations expense increased 40% YOY on a constant currency basis (16% on a GAAP basis), driven by an increase in commissions and investments in the senior management team. We have initiated a cost reduction program to better align the expense structure with the revenue performance.

•
In light of the changing industry dynamics and business environment, we have initiated a review of all strategic options for Grupo Finmart, to be completed by the end of Q3FY16, with a view toward maximizing long-term shareholder value.

CONFERENCE CALL
EZCORP will host a conference call on Tuesday, February 9, 2016 at 7:30 a.m. Central Time to discuss our first quarter results. Analysts and institutional investors may participate on the conference call by dialing (888) 734-0328, Conference ID: 43999396, International dialing (678) 894-3054. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the call.
ABOUT EZCORP
EZCORP is a leading provider of pawn loans in the United States and Mexico and consumer loans in Mexico. At our pawn stores, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.

FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:
Jeff Christensen
Vice President, Investor Relations
Email: investor_relations@ezcorp.com
Phone: (512) 437-3545

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
	2015	2014

	(Unaudited)
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$108,584	$109,639
Jewelry scrapping sales	9,621	18,534
Pawn service charges	66,594	64,927
Consumer loan fees and interest	13,188	18,971
Other revenues	467	655
Total revenues	198,454	212,726
Merchandise cost of goods sold	66,259	72,478
Jewelry scrapping cost of goods sold	8,076	14,675
Consumer loan bad debt	12,603	8,515
Net revenues	111,516	117,058
Operating expenses:
Operations	85,606	80,087
Administrative	19,983	12,552
Depreciation and amortization	8,059	8,008
Loss on sale or disposal of assets	33	256
Restructuring	1,692	22
Total operating expenses	115,373	100,925
Operating (loss) income	(3,857)	16,133
Interest expense	9,192	12,034
Interest income	(140)	(531)
Equity in net income of unconsolidated affiliate	(2,055)	(2,194)
Other expense	870	759
(Loss) income from continuing operations before income taxes	(11,724)	6,065
Income tax (benefit) expense	(3,696)	3,264
(Loss) income from continuing operations, net of tax	(8,028)	2,801
(Loss) income from discontinued operations, net of tax	(238)	6,877
Net (loss) income	(8,266)	9,678
Net loss from continuing operations attributable to redeemable noncontrolling interest	(792)	(1,934)
Net (loss) income attributable to EZCORP, Inc.	$(7,474)	$11,612

Basic (loss) earnings per share attributable to EZCORP, Inc.:
Continuing operations	$(0.13)	$0.09
Discontinued operations	—	0.13
Basic earnings (loss) per share	$(0.13)	$0.22

Diluted (loss) earnings per share attributable to EZCORP, Inc.:
Continuing operations	$(0.13)	$0.09
Discontinued operations	—	0.13
Diluted (loss) earnings per share	$(0.13)	$0.22

Weighted-average shares outstanding:
Basic	54,895	53,650
Diluted	54,895	53,698

Net (loss) income from continuing operations attributable to EZCORP, Inc.	$(7,236)	$4,735
Income from discontinued operations attributable to EZCORP, Inc.	(238)	6,877
Net (loss) income attributable to EZCORP, Inc.	$(7,474)	$11,612

EZCORP, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	December 31, 2015	December 31, 2014	September 30, 2015

	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$22,781	$77,599	$59,124
Restricted cash	16,157	60,218	15,137
Pawn loans	157,905	150,930	159,964
Consumer loans, net	32,175	61,347	36,533
Pawn service charges receivable, net	31,342	30,241	30,852
Consumer loan fees and interest receivable, net	12,827	13,199	19,802
Inventory, net	132,980	132,659	124,084
Prepaid income taxes	5,929	36,580	7,945
Income taxes receivable	35,131	16,243	37,230
Prepaid expenses and other current assets	25,296	34,075	21,076
Total current assets	472,523	613,091	511,747
Investment in unconsolidated affiliate	53,404	99,219	56,182
Property and equipment, net	69,963	104,353	75,594
Restricted cash, non-current	2,667	4,310	2,883
Goodwill	326,201	337,498	327,460
Intangible assets, net	40,443	49,523	41,263
Non-current consumer loans, net	71,502	78,362	75,824
Deferred tax asset, net	73,655	28,189	69,121
Other assets, net	35,482	77,352	42,985
Total assets	$1,145,840	$1,391,897	$1,203,059

Liabilities, temporary equity and stockholders’ equity:
Current liabilities:
Current maturities of long-term debt	$75,586	$74,832	$74,345
Current capital lease obligations	—	258	—
Accounts payable and other accrued expenses	87,219	81,417	107,871
Other current liabilities	6,470	6,000	15,384
Customer layaway deposits	10,138	5,133	10,470
Total current liabilities	179,413	167,640	208,070
Long-term debt, less current maturities	281,545	374,600	297,166
Deferred gains and other long-term liabilities	5,917	8,446	6,157
Total liabilities	466,875	550,686	511,393
Commitments and contingencies
Temporary equity:
Class A Non-voting Common Stock, subject to possible redemption at $10.06 per share; 1,168,456 shares issued and outstanding at redemption value as of December 31, 2015 and September 30, 2015; and none as of December 31, 2014	11,696	—	11,696
Redeemable noncontrolling interest	2,379	18,550	3,235
Total temporary equity	14,075	18,550	14,931
Stockholders’ equity:
Class A Non-voting Common Stock, par value $.01 per share; shares authorized: 100 million as of December 31, 2015 and 2014 and September 30, 2015; issued and outstanding: 50,756,171 as of December 31, 2015; 50,680,358 as of December 31, 2014; and 50,726,289 as of September 30, 2015	508	506	507
Class B Voting Common Stock, convertible, par value $.01 per share; 3 million shares authorized; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	309,562	329,443	307,080
Retained earnings	415,663	521,198	423,137
Accumulated other comprehensive loss	(60,873)	(28,516)	(54,019)
EZCORP, Inc. stockholders’ equity	664,890	822,661	676,735
Total liabilities, temporary equity and stockholders’ equity	$1,145,840	$1,391,897	$1,203,059

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,
	2015	2014

	(Unaudited)
	(in thousands)
Operating activities:
Net (loss) income	$(8,266)	$9,678
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	8,090	9,030
Amortization of debt discount and consumer loan premium, net	2,362	1,982
Consumer loan loss provision	9,691	7,590
Deferred income taxes	(4,534)	1,498
Restructuring	1,692	—
Amortization of deferred financing costs	833	1,633
Amortization of prepaid commissions	4,023	3,013
Other adjustments	(1,966)	(176)
Loss on sale or disposal of assets	33	324
Stock compensation expense (benefit)	833	(2,458)
Income from investment in unconsolidated affiliate	(2,055)	(2,194)
Changes in operating assets and liabilities:
Service charges and fees receivable	6,381	(3,361)
Inventory	(2,107)	509
Prepaid expenses, other current assets and other assets	(5,739)	(7,824)
Accounts payable and other accrued expenses and deferred gains and other long-term liabilities	(12,707)	(13,955)
Customer layaway deposits	(310)	(2,895)
Restricted cash	147	(933)
Prepaid income taxes and income taxes receivable	4,074	3,903
Payments of restructuring charges	(4,943)	(2,285)
Dividends from unconsolidated affiliate	—	2,407
Net cash (used in) provided by operating activities	(4,468)	5,486
Investing activities:
Loans made	(173,162)	(223,748)
Loans repaid	106,372	166,771
Recovery of pawn loan principal through sale of forfeited collateral	58,566	69,886
Additions to property and equipment	(1,166)	(8,954)
Investment in unconsolidated affiliate	—	(12,140)
Proceeds from sale of assets	27	—
Net cash used in investing activities	(9,363)	(8,185)
Financing activities:
Payout of deferred and contingent consideration	(8,915)	(6,000)
Proceeds from settlement of forward currency contracts	3,557	2,313
Change in restricted cash	(1,261)	(795)
Proceeds from bank borrowings, net of debt issuance costs	14,302	66,560
Payments on bank borrowings and capital lease obligations	(29,358)	(34,650)
Net cash (used in) provided by financing activities	(21,675)	27,428
Effect of exchange rate changes on cash and cash equivalents	(837)	(2,455)
Net (decrease) increase in cash and cash equivalents	(36,343)	22,274
Cash and cash equivalents at beginning of period	59,124	55,325
Cash and cash equivalents at end of period	$22,781	$77,599

Non-cash investing activities:
Pawn loans forfeited and transferred to inventory	$65,629	$66,699

EZCORP, Inc.
SELECTED OPERATING SEGMENT RESULTS (UNAUDITED)
U.S. Pawn
The following table presents selected summary financial data from continuing operations for the U.S. Pawn segment:

	Three Months Ended December 31,		Percentage Change
	2015	2014

	(in thousands)
Net revenues:
Pawn service charges	$58,621	$57,035	3%

Merchandise sales	91,994	89,442	3%
Merchandise sales gross profit	36,533	30,825	19%
Gross margin on merchandise sales	40%	34%	18%

Jewelry scrapping sales	9,600	17,007	(44)%
Jewelry scrapping sales gross profit	1,540	3,674	(58)%
Gross margin on jewelry scrapping sales	16%	22%	(27)%

Other revenues	193	184	5%
Net revenues	96,887	91,718	6%

Segment operating expenses:
Operations	63,545	59,507	7%
Depreciation and amortization	3,560	3,452	3%
Segment operating contribution	29,782	28,759	4%

Other segment expenses (income)	983	(8)	*
Segment contribution	$28,799	$28,767	—%

Other data:
Net earning assets — continuing operations	$258,798	$251,317	3%
Inventory turnover — general merchandise	2.5	2.6	(4)%
Inventory turnover — jewelry	1.2	1.1	9%
Average monthly ending pawn loan balance per store (a)	$276	$274	1%
Average annual yield on pawn loans outstanding	163%	161%	200bps
Pawn loan redemption rate	83%	83%	0bps

*	Represents an increase or decrease in excess of 100% or not meaningful.
(a)	Balance is calculated based upon the average of the monthly ending balance averages during the applicable period.

Mexico Pawn
The following table presents selected summary financial data from continuing operations for the Mexico Pawn segment, including constant currency results, after translation to U.S. dollars from its functional currency of the Mexican peso. See “Non-GAAP Financial Information” below.

	Three Months Ended December 31,			Percentage Change GAAP	Percentage Change Constant Currency
	2015	2015 Constant Currency (a)	2014

	(in USD thousands)
Net revenues:
Pawn service charges	$7,973	$9,636	$7,892	1%	22%

Merchandise sales	16,586	20,046	19,580	(15)%	2%
Merchandise sales gross profit	5,788	6,996	6,096	(5)%	15%
Gross margin on merchandise sales	35%	35%	31%	13%	13%

Jewelry scrapping sales	—	—	1,407	(100)%	(100)%
Jewelry scrapping sales gross profit	—	—	146	(100)%	(100)%
Gross margin on jewelry scrapping sales	*	*	10%	*	*

Other revenues	191	231	240	(20)%	(4)%
Net revenues	13,952	16,863	14,374	(3)%	17%

Segment operating expenses:
Operations	11,193	13,528	10,520	6%	29%
Depreciation and amortization	801	968	1,244	(36)%	(22)%
Segment operating contribution	1,958	2,367	2,610	(25)%	(9)%

Other segment expenses (b)	522	475	695	(25)%	(32)%
Segment contribution	$1,436	$1,892	$1,915	(25)%	(1)%

Other data:
Net earning assets — continuing operations	$32,074	$37,747	$31,764	1%	19%
Inventory turnover	2.4	2.4	2.7	(11)%	(11)%
Average monthly ending pawn loan balance per store (c)	$69	$81	$63	10%	29%
Average annual yield on pawn loans outstanding	195%	194%	199%	-400bps	-500bps
Pawn loan redemption rate	78%	78%	77%	100bps	100bps

*	Represents an increase or decrease in excess of 100% or not meaningful.
(a)	For income statement items, the average closing daily exchange rate for the applicable period was used. For balance sheet items, the end of the period rate for the applicable period end was used.
(b)
The three-month period ended December 31, 2015 constant currency balance excludes $0.1 million of net foreign currency transaction losses resulting from movement in exchange rates. The net foreign currency transaction losses for the three-month period ended December 31, 2014 were $0.4 million and are not excluded from the above results.

(c)	Balance is calculated based upon the average of the monthly ending balance averages during the applicable period.

Grupo Finmart
The table below presents selected summary financial data from continuing operations for the Grupo Finmart segment, including constant currency results, after translation to U.S. dollars from its functional currency of the Mexican peso. See “Non-GAAP Financial Information” below.

	Three Months Ended December 31,			Percentage Change GAAP	Percentage Change Constant Currency
	2015	2015 Constant Currency (a)	2014

	(in thousands)
Revenues:
Consumer loan fees and interest	$10,814	$13,070	$16,315	(34)%	(20)%
Other revenues	83	100	56	48%	79%
Total revenues	10,897	13,170	16,371	(33)%	(20)%
Consumer loan bad debt	11,991	14,493	7,740	55%	87%
Net revenues	(1,094)	(1,323)	8,631	*	*

Segment expenses (income):
Operations	9,588	11,588	8,288	16%	40%
Depreciation and amortization	517	625	566	(9)%	10%
Interest expense	5,065	6,122	8,281	(39)%	(26)%
Interest income	(131)	(158)	(481)	(73)%	(67)%
Other expense (b)	768	—	174	*	(100)%
Segment loss	$(16,901)	$(19,500)	$(8,197)	*	*

Other data:
Net earning assets — continuing operations	$101,519	$119,475	$115,186	(12)%	4%
Consumer loan originations (c)	$15,970	$19,302	$21,897	(27)%	(12)%
Consumer loan bad debt as a percentage of gross average consumer loan balance (d)	12%	12%	6%	100%	100%

*	Represents an increase or decrease in excess of 100% or not meaningful.
(a)	For income statement items, the average closing daily exchange rate for the applicable period was used. For balance sheet items, the end of the period rate for the applicable period end was used.
(b)
The three-month period ended December 31, 2015 constant currency balance excludes a $0.8 million of net foreign currency transaction losses resulting from movement in exchange rates. The net foreign currency transaction losses for the three-month period ended December 31, 2014 were $0.2 million and are not excluded from the above results.

(c)	Constant currency result is calculated as the average monthly consumer loan origination balance translated at the average closing daily exchange rate for the applicable period.
(d)
Represents consumer loan bad debt expense during the applicable period as a percentage of the average monthly consumer loan balance during the applicable period. Constant currency consumer loan balance is calculated using the end of period rate for each month.

EZCORP, Inc.
STORE COUNT ACTIVITY

	Three Months Ended December 31, 2015
	Company-owned Stores
	U.S. Pawn	Mexico Pawn		Grupo Finmart	Other International	Consolidated	Franchises

As of September 30, 2015	522	237	*	53	27	839	1
New locations opened	—	1		—	—	1	—
Locations sold, combined or closed	(6)	(1)		(7)	—	(14)	—
As of December 31, 2015	516	237		46	27	826	1

*	Includes five buy/sell stores.

	Three Months Ended December 31, 2014
	Company-owned Stores
	U.S. Pawn	Mexico Pawn	Grupo Finmart	Other International	Consolidated	Franchises

As of September 30, 2014	504	261	53	39	857	5
New locations opened	5	1	—	—	6	—
Locations sold, combined or closed	—	—	—	—	—	(1)
As of December 31, 2014	509	262	53	39	863	4
 NON-GAAP FINANCIAL INFORMATION
In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP"), we provide certain other non-GAAP financial information on a constant currency basis ("constant currency"). We use constant currency results to evaluate results of the Mexico Pawn and Grupo Finmart segment operations, which are denominated in Mexican pesos and believe that presentation of constant currency results is meaningful and useful in understanding the activities and business metrics of our Mexico Pawn and Grupo Finmart operations and reflect an additional way of viewing aspects of our business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in Mexican pesos to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current comparable period, in order to exclude the effects of foreign currency rate fluctuations. For condensed consolidated balance sheet items, the average Mexican peso to U.S. dollar exchange rate as of December 31, 2015 of 17.3 to 1 was used, compared to the end of period rate as of December 31, 2014 of 14.7 to 1. For condensed consolidated statement of operations items, the average closing daily exchange rate for the appropriate period was used. The average Mexican peso to U.S. dollar exchange rate for the current three-month period ended December 31, 2015 was 16.8 to 1 as compared to the prior year three-month period ended December 31, 2014 rate of 13.9 to 1. Constant currency results, where presented, also exclude foreign currency gain or loss and the related foreign currency derivative gain or loss impact.

The following information provides reconciliations of certain non-GAAP financial measures presented in this press release to the most directly comparable financial measures calculated and presented in accordance with GAAP.
Miscellaneous Non-GAAP Financial Measures

	Dollar Amount	Percentage Change YOY

	(in thousands)
Consolidated pawn loans outstanding	$157,905	5%
Currency exchange rate fluctuations	2,561
Constant currency consolidated pawn loans outstanding	$160,466	6%

Same store consolidated pawn loans outstanding	$151,393	2%
Currency exchange rate fluctuations	2,532
Constant currency same store consolidated pawn loans outstanding	$153,925	3%

Consolidated revenue	$198,454	(7)%
Currency exchange rate fluctuations	7,436
Constant currency consolidated revenue	$205,890	(3)%

Consolidated net revenue	$111,516	(5)%
Currency exchange rate fluctuations	2,682
Constant currency consolidated net revenue	$114,198	(2)%

Consolidated operating expenses	$115,373	14%
Currency exchange rate fluctuations	4,825
Constant currency consolidated operating expenses	$120,198	19%

Mexico Pawn core pawn revenue	$24,559	(11)%
Currency exchange rate fluctuations	5,123
Constant currency Mexico Pawn core pawn revenue	$29,682	8%

Mexico Pawn service charge revenue	$7,973	1%
Currency exchange rate fluctuations	1,663
Constant currency Mexico Pawn core pawn revenue	$9,636	22%

Same store Mexico Pawn loans outstanding	$14,324	14%
Currency exchange rate fluctuations	2,532
Constant currency same store Mexico Pawn loans outstanding	$16,856	34%

Grupo Finmart segment loss	$(16,901)	(106)%
Currency exchange rate fluctuations	(2,599)
Constant currency Grupo Finmart segment loss	$(19,500)	(138)%

Grupo Finmart operations expenses	$9,588	16%
Currency exchange rate fluctuations	2,000
Constant currency Grupo Finmart operations expenses	$11,588	40%